UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

February 13, 2006

PEOPLENET INTERNATIONAL CORPORATION
(Exact Name of Registrant as specified in its Charter)

000-33033	02-0575232
(Commission File Number)	(I.R.S. Employer Identification Number)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

5201 Great America Parkway, Suite 239
Santa Clara, California 95054
(Address of Principal Executive Offices and Zip Code)

(408) 988-1888
(Registrant's Telephone Number, including Area Code)

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 13, 2006, the Board of Directors appointed David A. Brewer as a member of the Board of Directors of the Company.

Mr. Brewer is the Managing Partner of Aragon Ventures, a Menlo Park, California venture capital firm specializing in early stage, high technology companies. He serves on the boards of directors of Notify Technology Corp., Cuica Technologies, Inc., FirstStone Incubators LLC, and PriaVision, Inc.  He also serves as an officer, director or advisor to two other investment companies.  Mr. Brewer is also the Chairman of End Poverty Foundation, a nonprofit organization dedicated to the eradication of poverty through empowerment of entrepreneurs in developing countries, and a board member of the SEEP Network.  Before forming Aragon Ventures in 1998, Mr. Brewer was a co-founder and the initial President of Inktomi Corporation, an Internet infrastructure software company (which was subsequently acquired by Yahoo, Inc.).  In his over twenty-five years in high technology start-ups, he has also served as president or chief financial officer in a number of early stage companies, including Explore Technologies (electronic educational toys), eFax.com, formerly JetFax, (advanced fax technology products), Monogram Software (consumer financial software), Telebit (high speed modems and other data communications equipment) and Packet Technologies (two-way interactive cable television communication systems).

Mr. Brewer holds a business degree from the University of California, Berkeley, and a law degree from the University of San Francisco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PeopleNet International Corporation
 (Registrant)

By: /s/ Benedict Van
Benedict Van, Chairman & CEO

Date: February 17, 2006